UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of a New Executive Officer

On November 28, 2008, Caroline Loewy joined Corcept Therapeutics Incorporated (the Company) as its Chief Financial Officer.

Ms. Loewy, age 42, previously worked as the Chief Financial Officer of Poniard Pharmaceuticals, Inc. She joined Poniard Pharmaceuticals, Inc. in June 2006 as Executive Vice President of Strategic Planning and was appointed Chief Financial Officer in July 2006 and served in that role until November, 2008. Ms. Loewy served in a business and financial consulting capacity to biotechnology companies from 2004 to 2006. Prior to that, she was Executive Director, Equity Research at Morgan Stanley, Inc. from March 2000 to June 2004, where she covered large cap biotechnology stocks. Previously, she was with Prudential Securities, first as an associate capital goods analyst in San Francisco from 1993 to 1996 and then as a senior biotechnology analyst in New York from 1996 to 2000. Ms. Loewy holds an M.B.A. from Carnegie Mellon, Tepper School of Business and a B.A. in economics from the University of California, Berkeley.

Ms. Loewy has no family relationships with executive officers or directors of the Company.

(e) Entry into Material Compensatory Plan

In connection with Ms. Loewy’s appointment as Chief Financial Officer, the Company entered into a compensatory arrangement with Ms. Loewy whereby she will receive an initial annual salary of $300,000 and will be eligible for a bonus of up to 30% of her base salary for 2009, assuming the successful accomplishment of goals and objectives for the year. On November 28, 2008, Ms. Loewy was granted an option to purchase 800,000 shares of stock, at an exercise price of $1.02 per share, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. This option will vest over a 4-year period with 25% vesting on the first annual anniversary of the date of employment and the remainder vesting at the rate of 2.0834% on each monthly anniversary thereafter until fully vested. The option will expire 10 years from date of grant. The Company also entered into a Severance and Change in Control Agreement with Ms. Loewy, the terms of which are identical to those executed with the Company’s other executive officers: The agreement provides that, upon involuntary termination without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreement provides for the full vesting of all outstanding equity awards in the event the executive’s employment is involuntarily terminated without cause or for good reason within 18 months following a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: December 2, 2008	By:	/s/ Joseph K. Belanoff, M. D.
Joseph K. Belanoff, M. D.
Chief Executive Officer